                                                                     EXHIBIT 4.3


                         11 1/2% Senior Notes due 2005

                            PREMIER GRAPHICS, INC.

No.
CUSIP No.
                                                                    $130,000,000

     PREMIER GRAPHICS, INC. promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Thirty Million United States Dollars, or such greater or lesser amount as may from time to time be endorsed on Schedule A hereto on December 1, 2005.

     Interest Payment Dates: June 1 and December 1
     Record Dates: May 15 and November 15

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date written below.


                                PREMIER GRAPHICS, INC.

                                By:____________________________________
                                Name:__________________________________
                                Title:_________________________________


                                By:____________________________________
Dated:_____________________     Name:__________________________________
                                Title:_________________________________

Certificate of Authentication:
This is one of the Notes
referred to in the within-mentioned
Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK
as Trustee

By:_________________________________
       Authorized Signatory

THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE THEREOF.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO PREMIER GRAPHICS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE IS EXCHANGEABLE FOR A NOTE IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL NOTE OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL NOTE SHALL BE SO TRANSFERABLE, REGISTRABLE, AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE SO REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE NOTES.

                         11 1/2% Senior Note due 2005

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Premier Graphics, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being called the "Company"), promises to pay interest on the principal amount of this Note at 11 1/2% per annum until Maturity and shall pay Special Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest, if any, and Special Interest, if any, semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any applicable Federal, State or foreign bankruptcy law) on overdue installments of interest ("Defaulted Interest"), and Special Interest, if any, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except Defaulted Interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date (each, a "Record Date"), even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium, interest and Special Interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company and the Paying Agent prior to the applicable Record Date for such payment. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. In certain situations, the Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of December 11, 1998 ("Indenture") between the Company, the Persons acting as guarantors and named therein (the "Guarantors") and United States Trust Company of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company limited to $130,000,000 in aggregate principal amount (subject to Section 2.7 of the Indenture). This Note is one of the Notes referred to in the Indenture.

     5. Optional Redemption. (a) Except as set forth in clause 5(b) of this Note, the Notes shall not be redeemable at the Company's option prior to December 1, 2002. On or after such date, the Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of principal amount thereof) if redeemed during the twelve-month period beginning December 1 of each of the years indicated below, in each case together with interest (and Special Interest, if any) accrued to Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (and Special Interest, if any), due on the relevant Interest Payment Date):

       YEAR                                       PERCENTAGE
       2002......................................   105.750 %
       2003......................................   102.875 %
       2004 and thereafter.......................   100.000 %


     (b) Notwithstanding the provisions of clause (a) of this clause 5, at any time during the first 36 months after the Issue Date, the Company may at its option redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings at a Redemption Price equal to 111.5% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), thereon to the Redemption Date; provided that at least 65% of the aggregate principal amount of the Notes originally issued shall remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

     (c) Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Unless the Company defaults in making such redemption payment, on and after the Redemption Date interest (including Special Interest, if any) ceases to accrue on Notes or portions thereof called for redemption.

     6. Mandatory Redemption. Except as contemplated by clause 7 below, the Company shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes prior to the maturity date.

     7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase such Holder's Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Special Interest, if any, to the Change of Control Payment Date on the terms described in the Indenture.

     Within 30 days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest (and Special Interest, if any) from and after the Change of Control Purchase Date.

     (b) If at any time the Company or any Subsidiary engages in an Asset Sale as result of which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall within 30 days thereafter, or at any time after receipt of Excess Proceeds but prior to there being $5,000,000 of Excess Proceeds, the Company may, at its option, make a pro rata offer (an "Asset Sale Offer") to all Holders of Notes and holders of Senior Debt, if and to the extent the Company is required by the instruments governing such Senior Debt to make such an offer, to purchase Notes and such Senior Debt in an aggregate amount equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal amount of the Notes plus accrued interest and Special Interest, if any, to the date of purchase and, in the case of such other Senior Debt, 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

     Within 30 days of the date the amount of Excess Proceeds exceeds $5,000,000, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Offer Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Offer Purchase Date.

     8. Denominations; Transfer and Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including in certain cases, opinions of counsel) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

     9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. With the consent of the holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided that no such supplemental indenture will, without the consent of the Holder of each outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (b) reduce the percentage in principal amount at Stated Maturity of the outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture, or certain Defaults thereunder, (c) modify the Obligations of the Company to make offers to purchase Notes upon a Change of Control or from the proceeds of Asset Sales, (d) subordinate in right of payment the Notes or the Guarantees to any other Indebtedness, (e) amend, supplement or otherwise modify the provisions of the Indenture relating to Guarantees or (f) make any changes in Sections 6.4 or 6.7 of the Indenture or modify any of the provisions of this clause (except to increase any percentage set forth therein or herein).

     11. Defaults and Remedies. Events of Default include in summary form: (i) default for 30 days in the payment when due of interest on, or Special Interest with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with Sections 4.9, 4.11, 4.12, 4.13, 4.15, 4.16, 4.21(c) or 5.1 of the Indenture;
(iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) Indebtedness of the Company or any Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the aggregate principal amount of such unpaid or accelerated Indebtedness exceeds $10,000,000 or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (ix) any Guarantee shall for any reason cease to be, or be asserted by the Company or any Guarantor, as applicable, not to be, in full force as effect (except pursuant to the release of any Guarantee in accordance with the Indenture).

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Special Interest, if any) if it determines that withholding notice is in their interest. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes then outstanding waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium, if any, on, interest on, and, if any, on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     12. Defeasance Prior to Maturity or Redemption. The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Notes and the Indenture and Guarantees shall cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer, substitution and exchange of Notes, (ii) the Company's right of optional redemption, (iii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price or the Asset Sale Offer Purchase Price) and any rights of the Holders with respect to such amounts, (iv) the rights, obligations and immunities of the Trustee under the Indenture, and (v) certain other specified provisions in the Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants that are described in the Indenture, after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, at any time prior to the Stated Maturity of the Notes, of (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one Business Day before the due date of payment in respect of such Notes, money in an amount, or
(C) a combination thereof sufficient to pay and discharge the principal of, premium, if any on, and interest (including Special Interest, if any) on, such Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of such Notes.

     13. Trustee Dealings with the Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or a Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     20. Additional Documents. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

     Premier Graphics, Inc.
     6075 Poplar, Suite 401
     Memphis, Tennessee 38119
     Telephone No.: (901) 685-2020
     Attention: Lance T. Fair
     Telephone No.:    (901) 685-2020
     Telecopier No.:   (901) 685-3600

                                   GUARANTEE

     Subject to the limitations set forth in the Indenture, the Guarantor (as defined in the Indenture referred to in this Note, which term includes any successor or additional Guarantor under the Indenture) has irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest (and Special Interest, if any), on the Notes, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest (and Special Interest, if any), on the Notes to the extent lawful, (c) the due and punctual performance of all other Obligations of the Company and the Guarantor to the Holders under the Indenture and the Notes and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

     Payment on each Note is guaranteed by the Guarantor pursuant to Article 12 of the Indenture and reference is made to such Indenture for the precise terms of the Guarantee.

     The Obligations of the Guarantors are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantors, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable Federal, State or foreign bankruptcy law or not otherwise being void, voidable or unenforceable under any such applicable bankruptcy law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     Certain of the Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

     The Guarantee shall be binding upon each Guarantor listed below and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions in the Indenture.

                 [Remainder of page intentionally left blank.]

                                    MASTER GRAPHICS, INC.

                                    By:___________________________
                                    Name:_________________________
                                    Title:________________________

                                ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
              (Insert assignee's Social Security or tax I.D. no.)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company or the agent appointed by the Company to maintain such books. The agent appointed hereby may substitute another to act for him.

_______________________________________________________________________________


Date:  ________________________

Your signature: __________________________________
(Sign exactly as your name appears on the face of this Note)


Signature Guarantee:

                      Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.9 or 4.15 of the Indenture, check the box below:

         _______ Section 4.9                  _______ Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.9 or Section 4.15 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):
$__________________

                              Your Signature:______________________________
                                             (Sign exactly as your name appears
                                             on the Note)

Signature Guarantee:          Social Security or Tax Identification No.:________

                                   SCHEDULE A

                      CHANGES IN PRINCIPAL AMOUNT OF NOTE

  The following changes in the principal amount of this Global Note have been recorded:

                                                                     PRINCIPAL AMOUNT OF THIS
                       AMOUNT OF DECREASE IN  AMOUNT OF INCREASE IN         GLOBAL NOTE            SIGNATURE OF
                        PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF    FOLLOWING SUCH DECREASE   AUTHORIZED OFFICER
 DATE OF TRANSACTION     THIS GLOBAL NOTE       THIS GLOBAL NOTE           (OR INCREASE)            OF TRUSTEE
---------------------  ---------------------  ---------------------  -------------------------  ------------------